EXHIBIT 10.8

                               NEWELL OPERATING COMPANY
                   SUPPLEMENTAL RETIREMENT PLAN FOR KEY EXECUTIVES
                                   1996 RESTATEMENT

                              Effective January 1, 1996

                                      ARTICLE I
                               PURPOSE; EFFECTIVE DATE
                              --------------------------

        The purpose of this Supplemental Retirement Plan for Key Executives (hereinafter referred to as the "Plan") is to provide supplemental retirement and death benefits for certain employees of Newell Operating Company (hereinafter referred to as "Company"). The Plan was originally effective as of January 1, 1982. This restatement of the Plan shall be effective as of January 1, 1996.

                                      ARTICLE II
                                     DEFINITIONS
                                     -----------

        For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

        2.1 ACTUARIAL EQUIVALENT. "Actuarial Equivalent" means equivalence in value between two or more forms of payment based on a determination by an actuary chosen by the Company, using sound actuarial assumptions at the time of such determination.

        2.2 BENEFICIARY. "Beneficiary" means the person, persons or entity entitled under Article IV to receive any Plan benefits payable after a Participant's death.

        2.3  BOARD.  "Board" means the Board of Directors of the Company.

        2.4 COMMITTEE. "Committee" means the Compensation and Benefits Committee of the Board. The Committee will administer the Plan pursuant to
   Article VII.

        2.5 COMPANY. "Company" means Newell Operating Company, a Delaware corporation, or any successor to the business thereof, and any affiliated or subsidiary corporations thereof or of Newell Co.

        2.6 COMPENSATION. "Compensation" means the base salary payable to and bonus earned by a Participant from the Company and considered to be "wages" for purposes of federal income tax withholding and shall not include severance pay. Compensation shall be calculated before reduction for any amounts deferred by he Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code (the "Code"), or under the Newell Co. Deferred Compensation Plan. Inclusion of any other forms of compensation is subject to Committee approval.

        2.7 CREDITED SERVICE. "Credited Service" means the total period of elapsed time, computed in years and days, during the period beginning on a Participant's Credited Service Date and ending on his date of termination of employment with the Company, or the date designated by the Board as described in Section 3.2. Credited Service shall include leaves of absence authorized by the Company but shall not include any period following termination of employment during which severance pay is received.

        2.8  CREDITED SERVICE DATE.  "Credited Service Date" means either:

             (a) the date on which a Participant commenced employment with Newell Co. or Newell Operating Company; or (b) the later of

                  (1) the date a Participant commenced employment with an affiliate or subsidiary of Newell Co. or of Newell Operating Company, or

                  (2) the date such affiliate or subsidiary initially became an affiliate or a subsidiary of Newell Co. or of Newell Operating Company.

   Credited Service will start to accrue from the applicable Credited Service Date.

        2.9 DEATH BENEFIT OFFSET. "Death Benefit Offset" means the aggregate monthly death benefit (or Actuarial Equivalent) payable in the same manner and form described in Section 4.1(b) with respect to a Participant from all Plan Offsets.

        2.10 DEFERRED RETIREMENT DATE. "Deferred Retirement Date" means a date that occurs after the Participant's Normal Retirement Date.

        2.11 DEPENDENT CHILDREN. "Dependent Children" means a Participant's unmarried children (including posthumous children and adopted children, but only those adopted at least one (1) year prior to the date of his death) under the age of eighteen (18) years at the date of his death or, at the date of his death, under the age of twenty-two (22) years while a full time student at an elementary or secondary school, a vocational or professional school, or an accredited college or university as an undergraduate or graduate student.

        2.12 EARLY RETIREMENT DATE. "Early Retirement Date" means the date on which a Participant both (i) attains age 60 and (ii) completes fifteen (15) years of Early Retirement Service, but has not reached his Normal Retirement Date.

        2.13 EARLY RETIREMENT SERVICE. "Early Retirement Service" means the total Vesting Service of a Participant credited under the Plan Offset described in Section 2.21(a).

        2.14 ELIGIBLE SPOUSE. "Eligible Spouse" means a person to whom a Participant is lawfully married for at least the one (1) year period ending on the Participant's Retirement.

        2.15 FINAL AVERAGE COMPENSATION. "Final Average Compensation" means the sum of a Participant's Compensation from the Company during the five (5) consecutive calendar years in which the Participant's Compensation was the highest divided by sixty (60). If a Participant-has not been employed by the Company for five (5) full calendar years, "Final Average Compensation" shall mean the sum of the Participant's Compensation during the full months (not greater than sixty (60)) he was employed by the Company divided by the number of full months (not greater than sixty (60)) the Participant was employed by the Company.

        2.16 JOINT AND FIFTY PERCENT (50%) SURVIVOR ANNUITY. "Joint and Fifty Percent (50%) Survivor Annuity" means an annuity payable for a Participant's life with a survivor annuity payable for the Eligible Spouse's life equal to fifty percent (50%) of the amount paid or payable to the Participant.

        2.17 NORMAL RETIREMENT DATE. "Normal Retirement Date" means a Participant's sixty-fifth (65th) birthday.

        2.18 "PARTICIPANT" means any employee who is eligible, pursuant to
   Section 3.1, to participate in the Plan, and who has not yet received full benefits hereunder.

        2.19 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant which acknowledges assent to the terms of the Plan and approved by the Committee pursuant to Article III.

        2.20 PLAN. "Plan" means the Newell Operating Company Supplemental Retirement Plan for Key Executives, as amended and restated effective as of January 1, 1996, as herein set forth and as from time to time amended.

        2.21 PLAN OFFSET. "Plan Offset" means any plan or plans maintained by the Company that are used to determine benefits under the Plan. Plan Offsets shall include:

             (a)  the Newell Pension Plan for Salaried and Clerical Employees;
   and

             (b) any other plan, agreement or arrangement (whether tax qualified or nonqualified) maintained by the Company that provides retirement benefits for a Participant, other than a plan containing a cash or deferred arrangement under Section 401(k) of the Code or any successor section.

        2.22 PRIMARY SOCIAL SECURITY BENEFIT. "Primary Social Security Benefit" means the monthly Primary Social Security amount to which a Participant would be entitled upon proper application therefore, under the Old-Age and Survi-vors Insurance Benefit provisions of the federal Social Security Act as in effect at the Retirement of the Participant, payable on the date that the Supplemental Retirement Benefit begins under Section 5.1, 5.2 or 5.3. If a Participant is not eligible to begin receiving benefits under the federal social Security Act on the date that the Supplemental Retirement Benefit begins under Section 5.2, under the terms of the federal Social Security Act in effect at the Retirement of the Participant, an age sixty-five (65) benefit (reduced as provided in Section 5.2) shall be substituted, calculated by assuming that the Participant's Compensation for the last full calendar year prior to his Retirement will continue to be his Compensation for calendar years up to the calendar year before his sixty-fifth (65th) birthday. If a Participant is not entitled to benefits under the federal Social Security Act but is entitled to equivalent benefits under a similar national pension program established by a foreign government, "Primary
   Social Security Benefit" means such equivalent benefits determined on a basis consistent with the above.

        2.23 RETIREMENT. "Retirement" means a Participant's (i) separation from employment with the Company on or after the Participant's Early Retire-ment Date, Normal Retirement Date, or Deferred Retirement Date, and (ii) commencement of receipt of benefits hereunder.

        2.24 RETIREMENT BENEFIT OFFSET. "Retirement Benefit Offset" means the aggregate monthly retirement benefit payable under the normal form of bene-fit payments described in Section 5.4(a)(i) to a Participant from all Plan Offsets.

        2.25 SUPPLEMENTAL DEATH BENEFIT. "Supplemental Death Benefit" means the benefit determined under Article IV of the Plan.

        2.26 SUPPLEMENTAL RETIREMENT BENEFIT. "Supplemental Retirement Bene-fit" means the benefit determined under Article V of the Plan.

        2.27 SURVIVING SPOUSE. "Surviving Spouse" means a person to whom a Participant is lawfully married for at least the one (1) year period ending on the Participant's date of death.

        2.28 TARGET BENEFIT PERCENTAGE. The Target Benefit Percentage shall equal sixty-seven percent (67%) multiplied by a fraction, the numerator of which is a Participant's years and fractional years (computed in days) of Credited Service (not to exceed twenty-five (25)) and the denominator of which is twenty-five (25).


                                     ARTICLE III
                              PARTICIPATION AND VESTING

   3.1  ELIGIBILITY AND PARTICIPATION.

             (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to an employee of the Company who satisfies all of the follow-ing requirements:






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                  (i)  is a participant in Bonus categories A or A/B of the
             Company's Management Bonus Plan; and

                  (ii) is an active participant in any Plan Offset described in
             Section 2.21; and

                  (iii) is a vice president or president of the Company or any affiliated or subsidiary corporation; and

                  (iv) is a citizen or a resident alien of the United States;
             and

                  (v) is designated for participation by management of the Company.

             (b) PARTICIPATION. An employee's participation in the Plan shall be effective upon notification to the employee of eligibility to par-ticipate, completion of a Participation Agreement by the Participant and acceptance of such Agreement by the Committee. Subject to Sections
        3.2 and 3.3, participation in the Plan shall continue until such time as the Participant terminates employment with the Company and all affiliated and subsidiary corporations, and as long thereafter as the Participant (or his Beneficiary, Eligible Spouse or Surviving Spouse) is eligible to receive benefits under this Plan.

        3.2  CHANGE IN STATUS.

             (a) If the Board determines that the employment performance of a Participant who has not then attained age 60 is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with the Company, or if such a Participant no longer satisfies one or more of the requirements of paragraph (a) of Section 3.1, such Participant's accrued interest in his benefit hereunder shall be forfeited and neither the Participant nor any other person shall be entitled to receive any benefit with respect to such Participant hereunder. Notwithstanding the preceding sentence, the Board, in its discretion, may determine that a Partic-ipant described in the preceding sentence shall be entitled to all, or a designated portion, of his accrued interest in his benefit here-under, determined as of a date designated by the Board, in which event such benefit shall be based solely on the Participant's Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset as of such designated date, and his total Primary Social Security Benefit.

             (b) If the Board determines that the employment performance of a Participant who has then attained age 60 is no longer at a level that deserves reward through participation in the Plan, but does not ter-minate the Participant's employment with the Company, or if such a Par-ticipant no longer satisfies one or more of the requirements of para-graph (a) of Section 3.1, such Participant's accrued interest in his benefit hereunder, as of a subsequent date designated by the Board, shall be based solely on such Participant's Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset, as of such designated date, and his total Primary Social Security Benefit.

             (c) If a Participant described in paragraph (a) or paragraph (b) of this Section again is determined by the Board to be performing at a level that deserves a reward through participation in the Plan, or again satisfies all of the requirements of paragraph (a) of Section 3.1, he shall thereafter again actively participate in the Plan and his accrued interest in his benefit hereunder shall be based upon his aggregate Credited Service and Early Retirement Service during his total period of employment with the Company. In addition, the benefit here-under of a Participant described in the preceding sentence shall be based upon his Final Average Compensation and Retirement Benefit Offset as of the date he ceases termination of employment with the Company, and his total Primary Social Security Benefit.

             (d) If a Participant's employment with the Company terminates before he attains age 60, and if he is subsequently reemployed by the Company and satisfies all of the eligibility requirements for active participation in the Plan set forth in paragraph (a) of Section 3.1, he shall be treated as a new Participant and his benefit under the Plan shall be based solely upon his Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset from and after his date of reemployment, and his total Primary Social Security Benefit.

             (e) If a Participant's employment with the Company terminates on or after the date he attains age 60, and if he is subsequently reem-ployed by the Company and he satisfies all of the eligibility require-ments for active participation in the Plan set forth in paragraph (a) of Section 3.1, any benefit payments then being made to him under the Plan shall be suspended during his subsequent period of reemployment. Upon his subsequent termination of employment with the Company or death, payment of his benefit hereunder shall resume to him, or to his Eligible Spouse or Dependent Children, pursuant to the applicable provisions of the Plan, and shall be based upon his Credited Service, Early Retire-ment Service, Final Average Compensation and Retirement Benefit Offset for his total period of employment with the Company, both prior to his initial termination of employment and subsequent to his date of reem-ployment, and his total Primary Social Security Benefit.

        3.3 FORFEITURES. No benefits will be payable under the Plan to or in respect of any Participant who:

             (a) Terminates employment with the Company for any reason prior to the first to occur of his attainment of age 60, and the date of his death;

             (b)  Engages in competition with, or works for another business
        entity in competition with, the Company in the    areas that it serves;

             (c) Makes any unauthorized disclosure of any trade or business secrets or privileged information acquired during his employment with the Company;

             (d)  Is found to have stolen or embezzled funds from the Company;

             (e) Fraudulently, dishonestly or willfully causes the Company to suffer any loss of, or damage to, money or other property belonging to it or for the care and protection of which it is responsible, or to its reputation;

             (f) Is discharged by the Company for repeated drunkenness on the job; or

             (g)   Is convicted of a felony connected with his employment.

        In any such event, the participation of such Participant in the Plan shall automatically terminate and the Company shall have no further obligation to make payments (including further payment of any benefits then being paid) to such Participant (or his Beneficiary, Eligible Spouse or Surviving Spouse) under the Plan.

        3.4 SUICIDE OR MISREPRESENTATION. The provisions of Articles IV or V notwithstanding, no benefit shall be paid to a Beneficiary, Eligible Spouse or Surviving Spouse if the Participant's death occurs as a result of sui-cide during the twenty-four (24) successive calendar months beginning with the calendar month following the commencement of an employee's participation in the Plan. Similarly, no benefit shall be paid if death occurs within the twenty-four (24) successive calendar months following commencement of an employee's participation in the Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of the Company or any affiliated or subsidiary corporation.

        3.5 VESTING. Except as otherwise provided in Sections 3.3 and 3.4, a Participant shall become one hundred percent (100%) vested in his Supple-mental Retirement Benefit and Supplemental Death Benefit accrued under the Plan, while he was a Participant, upon the first to occur of his attainment of age 60 and the date of his death.

        3.6 CANADIAN PARTICIPANTS. Effective as of January 1, 1996, individ-uals employed at locations of affiliates and subsidiaries of the Company in Canada ceased to be Participants in the Plan and became participants in the Newell Operating Company Supplemental Retirement Plan for Key Canadian Executives ("Canadian Plan"). The liability for all accrued benefits of such individuals under the Plan as of January 1, 1996 were transferred as of such date to the Canadian Plan, and such accrued benefits shall be payable pursuant to the terms of the Canadian Plan.

                                      ARTICLE IV
                              SUPPLEMENTAL DEATH BENEFIT

        4.1 PRE-TERMINATION DEATH BENEFIT. If a Participant dies while employed by the Company or any affiliated or subsidiary corporation (subject to Sections 3.2, 3.3 and 3.4), the Company shall pay to the Participant's Surviving Spouse and/or Dependent Children a monthly Sup-plemental Death Benefit as follows:

             (a) AMOUNT. The amount of the Supplemental Death Benefit shall be:

                  (i) One-half (1/2) of sixty-seven percent (67%) of the Participant's Final Average Compensation, less;

                  (ii)  The Participant's Death Benefit Offset.
        The amount payable under paragraph (a) above shall be payable beginning on the date set forth in paragraph (b) of this Section 4.1.

        (b) PAYMENT OF BENEFITS. The Supplemental Death Benefit will be paid monthly to the Surviving Spouse, if there is a Surviving Spouse on the Participant's date of death, beginning on the first day of the month next following the Participant's date of death, and will not be reduced for commencement prior to the date the Participant would have attained the age of sixty-five (65) years. The Supplemental Death Benefit shall continue to the Surviving Spouse until the first day of the month coincident with or next preceding the earlier of:

                  (i)  The death of the Surviving Spouse;

                  (ii) The remarriage of the Surviving Spouse, if at the time of such remarriage, there are one (1) or more Dependent Children; and

                  (iii) The later of the fifteenth (15th) anniversary of the Participant's date of death and the date that would have been the Participant's sixty-fifth (65th) birthday.

        The Supplemental Death Benefit will be paid monthly to the Participant's Dependent Children (payable in equal shares to those persons who then qualify as "Dependent Children"), if there is not a Surviving Spouse on the Participant's date of death, beginning on the first day of the month next following the Participant's date of death, and will not be reduced for commencement prior to the date the Participant would have attained the age of sixty-five (65) years. The Supplemental Death Benefit shall continue to the Dependent Children until the first day of the month coincident with or next preceding the earlier of:

                  (i) The date that there are no longer any Dependent Children; and

                  (ii) The later of the fifteenth (15th) anniversary of the
             Participant's date of death and the date that would have been the Participant's sixty-fifth (65th) birthday.

        The Supplemental Death Benefit will also be paid monthly to the Participant's Dependent Children (payable in equal shares to those persons who then qualify as "Dependent Children") beginning on the first day of the month next following the death or remarriage of the Surviving Spouse who had been receiving the Supplemental Death Benefit as described above. The Sup-plemental Death Benefit shall continue to the Dependent Children until the first day of the month coincident with or next preceding the earlier of:

                  (i) The date that there are no longer any Dependent Children; and

                  (ii) The later of the fifteenth (15th) anniversary of the Participant's date of death and the date that would have been the Participant's sixty-fifth (65th) birthday.

             If there are no Dependent Children on the date of remarriage of a Surviving Spouse who had been receiving the Supplemental Death Benefit as described above, or on any date subsequent to the date of remarriage, such remarried Surviving Spouse will again be paid, or continue to be paid, a monthly Supplemental Death Benefit beginning on the first day of the month next following the later of the date of remarriage or the date there are no longer Dependent Children. The Supplemental Death Benefit shall continue to the remarried Surviving Spouse until the first day of the month coincident with or next preceding the earlier of:

                  (i)  The death of the remarried Surviving Spouse; and

                  (ii) The later of the fifteenth (15th) anniversary of the Participant's date of death and the date that would have been the Participant's sixty-fifth (65th) birthday.

        If there is not a Surviving Spouse or Dependent Children on the date of death of the Participant, no Supplemental Death Benefit shall be payable under this Section 4.1.

        4.2  POST-TERMINATION DEATH BENEFIT.

        (a) DEATH PRIOR TO COMMENCEMENT OF BENEFITS. If a Participant dies after his attainment of age 60 and after his termination of employment with the Company, but before payments have commenced hereunder, a monthly Supple-mental Death Benefit will be paid with respect to such Participant only if, and to the extent, provided under Section 5.4. The Supplemental Death Bene-fit (if any) will begin on the first day of the month next following the Participant's date of death, will continue for the duration of the payment period provided under Section 5.4, and will not be reduced for commencement prior to the date the Participant would have attained the age of sixty-five
   (65) years.

        (b) DEATH AFTER COMMENCEMENT OF BENEFITS. If a Participant dies after his attainment of age 60 and after payments have commenced hereunder, a monthly Supplemental Death Benefit will be paid with respect to such Par-ticipant only if, and to the extent provided under Section 5.4. The Supple-mental Death Benefit (if any) will begin on the first day of the month next following the date on which the Participant received his last payment under
   Section 5.1, 5.2 or 5.3 (whichever is applicable) and shall continue for the duration of the payment period provided under Section 5.4.


                                      ARTICLE V
                           SUPPLEMENTAL RETIREMENT BENEFIT

        5.1 NORMAL RETIREMENT BENEFIT. If a Participant's employment with the Company terminates on his Normal Retirement Date, or if his employment with the Company terminates after he attains age 60 but before he attains his Early Retirement Date, the Participant's Retirement shall occur on his Normal Retirement Date and the Company shall pay to the Participant a monthly Supplemental Retirement Benefit beginning on the date of payment of the Retirement Benefit Offset attributable to the Plan Offset described in Sec-tion 2.21(a). In such event the Supplemental Retirement Benefit shall be paid in an amount equal to the Participant's Target Benefit Percentage multiplied by his Final Average Compensation, less:

             (a)  The Participant's Primary Social Security Benefit; and

             (b)  The Participant's Retirement Benefit Offset.

        The amounts under (a) and (b) above shall be determined in the amount payable on the date that the Supplemental Retirement Benefit begins under this Section 5.1 and in the same form that the Supplemental Retirement Bene-fit is paid under Section 5.4.

        5.2 EARLY RETIREMENT BENEFIT. If a Participant's employment with the Company terminates on an Early Retirement Date, and if he elects payment of his Retirement Benefit Offset attributable to the Plan Offset described in
   Section 2.21(a) on any date during the period commencing on his Early Retire-ment Date and ending on his Normal Retirement Date, the Participant's Retire-ment shall occur on such Early Retirement Date and the Company shall pay to the Participant a monthly Supplemental Retirement Benefit beginning on the date of payment of such Retirement Offset Benefit; provided that the Committee approves such date of commencement of payment of the Supplemental Retirement Benefit. In such event the Supplemental Retirement Benefit shall be paid in an amount equal to the Participant's Target Benefit Percentage multiplied by his Final Average Compensation, reduced by one-half of one percent (0.5%) for each month, if any, by which benefits payable under this
   Section 5.2 precede the date that benefits would be payable under Section 5.1, less:

                  (a)  The Participant's Primary Social Security Benefit; and

                  (b)  The Participant's Retirement Benefit Offset.

        The amounts under (a) and (b) above shall be determined in the amount payable on the date that the Supplemental Retirement Benefit begins under this Section 5.2 and in the same form that the Supplemental Retirement Bene-fit is paid under Section 5.4.

        If the amount under (a) above is not payable on the date that the Supplemental Retirement Benefit begins under this Section 5.2, an amount payable on the date that benefits would be payable under Section 5.1, reduced by the one-half of one percent (0.5%) reduction mentioned above shall be substituted.

        5.3 DEFERRED RETIREMENT BENEFIT. If a Participant's employment with the Company terminates on a Deferred Retirement Date, the Participant's Retirement shall occur on such Deferred Retirement Date and the Company shall pay to the Participant a monthly Supplemental Retirement Benefit beginning on the date of payment of the Retirement Benefit Offset attributable to the Plan Offset described in Section 2.21(a). In such event the Supplemental Retirement Benefit shall be paid in an amount equal to the Participant's Target Benefit Percentage multiplied by his Final Average Compensation, less:

             (a) The Participant's Primary Social Security Benefit; and

             (b)  The Participant's Retirement Benefit Offset.

        The amounts under (a) and (b) above shall be determined in the amount payable on the date that the Supplemental Retirement Benefit begins under this Section 5.3 and in the same form that the Supplemental Retirement Benefit is paid under Section 5.4.

        5.4  PAYMENT OF BENEFITS.

             (a) FORM OF BENEFIT PAYMENTS. The Supplemental Retirement Bene-fit shall be paid monthly in the normal form provided below, unless the Participant requests an alternative form as described in paragraph (b) next below. Any alternative form shall be the Actuarial Equivalent of the normal form of benefit payments. The normal forms of payment are as follows:

                  (i) If the Participant has an Eligible Spouse at Retirement, the normal form is a Joint and Fifty Percent (50%) Survivor Annuity.

                  (ii) If the Participant does not have an Eligible Spouse at Retirement, the normal form is a life annuity payable only for the Participant's life.

             (b) If a Participant elects an alternative form of payment of his Retirement Benefit Offset attributable to the Plan Offset described in
        Section 2.21(a), then his Supplemental Retirement Benefit shall be pay-able to him in the same alternative form, provided that the Committee approves such alternative form of payment of the Supplemental Retirement Benefit.

             (c) COMMENCEMENT OF BENEFIT PAYMENTS. Payment of the Supple-mental Retirement Benefit to a Participant under the Normal, Deferred, or Early Retirement provisions of this Article shall commence on the date on which payment of his Retirement Benefit Offset attributable to the Plan Offset described in Section 2.21(a) commences.

        5.5 SMALL BENEFIT. If the Actuarial Equivalent of a Supplemental Retirement Benefit or a Supplemental Death Benefit payable to or with respect to a Participant does not exceed $3,500 on the date for commencement of pay-ment thereof, such Supplemental Retirement Benefit or Supplemental Death Benefit shall be payable to the Participant, or to his Eligible Spouse or Dependent Children as applicable, in a lump sum, on or as soon as practicable after the date that payment thereof would otherwise commence.

        5.6 ACTUARIAL EQUIVALENT. If a Supplemental Retirement Benefit is payable in an alternative form pursuant to paragraph (b) of Section 5.4, such alternative form of payment, including the Target Benefit Percentage, shall be determined by the same actuarial adjustments as those specified in the Plan Offset described in Section 2.21(a) with respect to determination of the amount of payment of the Retirement Benefit Offset attributable to such Plan Offset. The actuarial adjustments specified in the Plan Offset described in Section 2.21(a) shall also be used to convert the amount of the Primary Social Security Benefit, the Retirement Benefit Offset, and the
   Death Benefit Offset specified in Sections 5.1, 5.2, 5.3 and 2.9 to the same form in which the Supplemental Retirement Benefit is paid under Section 5.4, or in which the Supplemental Death Benefit is paid under Article IV.

        5.7 WITHHOLDING; PAYROLL TAXES. The Company shall withhold from pay-ments made hereunder any taxes required to be withheld from such payments under federal, state or local law. However, a Beneficiary may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision.

        5.8 PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Commit-tee may require proof of incompetency, minority, incapacity or guardian-ship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.


                                      ARTICLE VI
                               BENEFICIARY DESIGNATION

        6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of a Participant's death prior to complete distribution to the Participant of the Supplemental Retirement Benefit due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

        6.2 CHANGING BENEFICIARY. Any Beneficiary designation may be changed by a Participant without the consent of the previously designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new designation shall cancel all designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

        6.3 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's Supplemental Retirement Benefits, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike;

                  (a)  The Participant's Surviving Spouse;

                  (b) Tho Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

                  (c)   The Participant's estate.

        6.4 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under the Plan.


                                     ARTICLE VII
                                    ADMINISTRATION

        7.1 COMMITTEE; DUTIES. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the Plan.

        7.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

        7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Commit-tee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

        7.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee except in the case of gross negligence or willful misconduct.


                                     ARTICLE VIII
                                   CLAIMS PROCEDURE

        8.1 CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as "claimant") shall present the request in writing to the Committee which shall respond in writing within ninety
   (90) days.

        8.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

             (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based;

             (b) A description of any additional material or information required and an explanation of why it is necessary; and

             (c)   An explanation of the Plan's claim review procedure.

        8.3 REVIEW OF CLAIM. Any claimant whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee. Such request must be made within ninety (90) days after receipt by the claimant of the written notice of denial, or in the event the claimant has not received a response within one hundred eighty (180) days after receipt by the Committee of claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing.
   On review, the claimant may have representation, examine pertinent docu-ments, and submit issues and comments in writing.

        8.4  FINAL DECISION.  The decision on review shall be made within sixty
   (60) days after the Committee's receipt of the claimant's claim or request. If an extension of time is required for a hearing or other special circum-stances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                                      ARTICLE IX
                         TERMINATION, SUSPENSION OR AMENDMENT

        9.1 TERMINATION, SUSPENSION OR AMENDMENT OF PLAN. The Board may, in its sole discretion, terminate or suspend the Plan at any time or from time to time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued and vested prior to such action, the benefits of any Participant who has previously retired, except as otherwise determined by the Board under Section 10.1 with respect to any Participant, or the benefits of any Beneficiary, Eligible Spouse or Surviving Spouse of a Participant who has previously died.


                                      ARTICLE X
                                    MISCELLANEOUS

        10.1 UNFUNDED PLAN. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management OR highly compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of com-petent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

        10.2 COMPANY OBLIGATION. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by the Company, and shall not be an obligation of another company.

        10.3 UNSECURED GENERAL CREDITOR. Except as provided in Section 10.4, Participants and their Beneficiaries, Eligible Spouses, Surviving Spouses, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Section 10.4, such policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, Eligible Spouses, Surviving Spouses, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

        10.4 TRUST FUND. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any bene-fits provided under the Plan are actually paid from any such trust, the

   Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and hall be paid by, the Company.

        10.5 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        10.6 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and neither the Participant (nor his Benefici-ary, Eligible Spouse or Surviving Spouse) shall have any rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time.

        10.7 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

        10.8 GENDER AND NUMBER. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine and the neuter in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

        10.9 CAPTIONS. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        10.10 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Illinois except to the extent preempted by ERISA.

        10.11 VALIDITY. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

        10.12 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or cer-tification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant, Eligible Spouse, Surviving Spouse or Beneficiary shall be directed to the individual's last known address in the Company's records.

        10.13 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

        IN WITNESS WHEREOF, Newell Operating Company has caused this instrument to be executed by its duly authorized officer effective as of January 1, 1996.

                            NEWELL OPERATING COMPANY

                       By:
                       Dated: February 11, 1997

                     FIRST AMENDMENT TO NEWELL OPERATING COMPANY
                   SUPPLEMENTAL RETIREMENT PLAN FOR KEY EXECUTIVES

        WHEREAS, Newell Operating Company ("Company") adopted the Newell Operating Company Supplemental Retirement Plan for Key Executives, as restated effective January 1, 1996 ("Plan"); and

        WHEREAS, the Company wishes to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan is amended, effective May 13, 1998, as fol-lows:

        1.   Section 2.23 is amended to read as follows:

             2.23 RETIREMENT. "Retirement" means a Participant's (i) separation from employment with the Company, and (ii) commencement of receipt of benefits hereunder.

        2.   Section 3.2 is amended to read as follows:

        3.2  CHANGE IN STATUS.

             (a) If the Board determines that the employment performance of a Participant who has not then either attained age 60, or completed fifteen (15) years of Early Retirement Service, is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with the Company, or if such a Participant no longer satisfies one or more of the requirements of paragraph (a) of Section 3.1, such Participant's accrued interest in his benefit hereunder shall be forfeited and neither the Participant nor any other person shall be entitled to receive any benefit with respect to such Participant hereunder. Notwithstanding the preceding sentence, the Board, in its discretion, may determine that a Participant described in the preceding sentence shall be entitled to all, or a designated portion, of his accrued interest in his benefit hereunder, determined as of a date designated by the Board, in which event such benefit shall be based solely on the Participant's Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset as of such designated date, and his total Primary Social Security Benefit.

             (b) If the Board determines that the employment performance of a Participant who has then attained age 60 and/or completed fifteen (15) years of Early Retirement Service is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with the Company, or if such a Participant no longer satisfies one or more of the requirements of paragraph (a) of
        Section 3.1, such Participant's accrued interest in his benefit here-under, as of a subsequent date designated by the Board, shall be based solely on such Participant's Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset, as of such designated date, and his total Primary Social Security Benefit.

             (c) If a Participant described in paragraph (a) or paragraph (b) of this Section again is determined by the Board to be performing at a level that deserves a reward through participation in the Plan, or again satisfies all of the requirements of paragraph (a) of Section 3.1, he shall thereafter again actively participate in the Plan and his accrued interest in his benefit hereunder shall be based upon his aggre-gate Credited Service and Early Retirement Service during his total period of employment with the Company. In addition, the benefit hereunder of a Participant described in the preceding sentence shall be based upon his Final Average Compensation and Retirement Benefit Offset as of the date he ceases termination of employment with the Company, and his total Primary Social Security Benefit.

             (d) If a Participant's employment with the Company terminates before he either attains age 60, or completes fifteen (15) years of Early Retirement Service, and if he is subsequently reemployed by the Company and satisfies all of the eligibility requirements for active participation in the Plan set forth in paragraph (a) of Section 3.1, he shall be treated as a new Participant and his benefit under the Plan shall be based solely upon his Credited Service, Early Retire-ment Service, Final Average Compensation and Retirement Benefit Offset from and after his date of reemployment, and his total Primary Social Security Benefit.

             (e) If a Participant's employment with the Company terminates on or after the date he either attains age 60, or completes fifteen (15) years of Early Retirement Service, and if he is subsequently reemployed by the Company and he satisfies all of the eligibility requirements for active participation in the Plan set forth in paragraph (a) of Section 3.1, any benefit payments then being made to him under the Plan shall be suspended during his subsequent period of reemployment. Upon his subsequent termination of employment with the Company or death, payment of his benefit hereunder shall resume to him, or to his Eligible Spouse or Dependent Children, pursuant to the applicable provisions of the Plan, and shall be based upon his Credited Service, Early Retirement Service, Final Average Compensation and Retirement Benefit Offset for his total period of employment with the Company, both prior to his initial termination of employment and subsequent to his date of reemployment, and his total Primary Social Security Benefit.

        3.   Section 3.3 is amended to read as follows:

        3.3 FORFEITURES. No benefits will be payable under the Plan to or in respect of any Participant who:

                  (a) voluntarily terminates employment with the Company for any reason at any time prior to the first to occur of his attainment of age 60, and the date of his death;

                  (b) has his employment with the Company terminated involuntarily for any reason by the Company at any time prior to the date he completes fifteen (15) years of Early Retirement Service;

                  (c) has his employment with the Company terminated at any time by the Company because of any act or failure to act on the part of the Participant which constitutes fraud, misappropriation, theft or embezzlement of Company funds or intentional breach of fiduciary duty, including a breach of the Company's Code of Business Conduct involving the Company or any of its affiliates.

                  (d) at any time engages in competition with, or works for another business entity in competition with, the Company in the areas that it serves;

                  (e) at any time makes any unauthorized disclosure of any trade or business secrets or privileged information acquired during his employment with the Company;

                  (f) at any time is found to have misappropriated, stolen or embezzled funds from the Company;

                  (g) at any time fraudulently, dishonestly or willfully causes the Company to suffer any loss of, or damage to, money or other property belonging to it or for the care and protection of which it is responsible or to its reputation;

                 (h) at any time is discharged by the Company for repeated drunkenness on the job; or

                  (i) at any time is convicted of a felony connected with his employment by the Company.

        In any such event, participation of such Participant in the Plan shall automatically terminate and the Company shall have no further obligation to make payments (including further payments of any benefits then being paid) to such Participant (or to his Beneficiary, Eligible Spouse, or Surviving Spouse) under the Plan.

        4.   Section 3.5 is amended to read as follows:

             VESTING. Except as otherwise provided in Sections 3.2, 3.3 and 3.4, a Participant shall become one hundred percent (100%) vested in his Supplemental Retirement Benefit and Supplemental Death Benefit accrued under the Plan, while he was a Participant, upon the first to occur of his completion of fifteen (15) years of Early Retirement Service, his attainment of age 60, and the date of his death.

        5.   Section 3.7 is added to read as follows:

             3.7 SALE OF AFFILIATE. Notwithstanding any other provisions of the Plan, the following provisions shall apply in the event of a "Sale" of an affiliated or subsidiary corporation or division of the Company that employs a Participant on the date of consummation of such Sale:

                  1. If the Participant has attained age 60, and/or completed 15 years of Early Retirement Service, at the date of consummation of such Sale, the Supplemental Retirement Benefit and Supplemental Death Benefit earned by such Participant as of the date of consummation shall be payable to, or with respect to, such Participant, or his Surviving Spouse or Dependent Children, pursuant to the terms of the Plan.

                  2. If the Participant has neither attained age 60 nor completed 15 years of Early Retirement Service at the date of consummation of such Sale, no benefit shall be payable under the Plan to, or in respect of, such Participant.

        For purposes of this Section, the term Sale shall include the following:

             1. The acquisition of more than 50% of the equity interest in any subsidiary or affiliated corporation of the Company by persons or entities that are not affiliated with the Company;

             2. A sale of substantially all of the assets of an affiliated or subsidiary corporation or division of the Company to persons or entities that are not affiliated with the Company; or

             3. The effective time of a merger or consolidation of a subsidi-ary or affiliated corporation of the Company with one or more other entities as a result of which the surviving entity is not affiliated with the Company.

        6.   Section 4.2 is amended to read as follows:

             4.2  POST-TERMINATION DEATH BENEFIT.

                  (a) DEATH PRIOR TO COMMENCEMENT OF BENEFITS. If a Partici-pant dies after either his attainment of age 60 or his completion of fifteen (15) years of Early Retirement Service and after his termination of employment with the Company, but before payments have commenced hereunder, a monthly Supplemental Death Benefit will be paid with respect to such Participant only if, and to the extent, provided under Section 5.4. The Supplemental Death Benefit (if any) will begin on the first day of the month next following the Participant's date of death, will continue for the duration of the payment period provided under Section 5.4, and will not be reduced for commencement prior to the date the Participant would have attained the age of sixty-five (65) years.

                  (b) DEATH AFTER COMMENCEMENT OF BENEFITS. If a Participant dies after either his attainment of age 60, or his completion of fifteen (15) years of Early Retirement Service, and after payments have commenced hereunder, a monthly Supplemental Death Benefit will be paid with respect to such Participant only if, and to the extent provided under Section 5.4. The Supplemental Death Benefit (if any) will begin on the first day of the month next following the date on which the Participant received his last payment under which the Participant received his last payment under Section 5.1,
             5.2 or 5.3 (whichever is applicable) and shall continue for the duration of the payment period provided under Section 5.4.

        7.   The first sentence of Section 5.2 is amended to read as follows:

             If a Participant's employment with the Company terminates on or before an Early Retirement Date, and if he elects payment of his Retirement Benefit Offset attributable to the Plan Offset described in
        Section 2.21(a) on any date during the period commencing on his Early Retirement Date and ending on his Normal Retirement Date, the Participant's Retirement shall occur on such Early Retirement Date and the Company shall pay to the Participant a monthly Supplemental Retirement Benefit beginning on the date of payment of such Retirement Offset Benefit; provided that the Committee approves such date of commencement of payment of the Supplemental Retirement Benefit.

        Except as otherwise set forth above, the Plan shall continue in full force and effect.

        IN WITNESS WHEREOF, Newell Operating Company has caused this First Amendment to the Newell Operating Company Supplemental Retirement Plan for Key Executives to be executed by its duly authorized officer effective as of May 13, 1998.

                                 NEWELL OPERATING COMPANY, INC.

                            By:
                                 ---------------------------------------------
                            Dated: August 24, 1998